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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE:                                  CONTACT: GLENN SCHAEFFER
                                                             (702) 632-6710


            MANDALAY RESORT GROUP TO ISSUE SENIOR SUBORDINATED NOTES

LAS VEGAS, NEVADA-- July 19, 2000 -- Mandalay Resort Group (NYSE:MBG) today agreed to issue $500 million 10-1/4% senior subordinated unsecured notes due August 1, 2007. Subject to customary conditions, the transaction is expected to close on July 24, 2000. Proceeds from this offering will be used to repay a portion of the company's borrowings under its revolving credit facility.

                  The notes, which will be issued in reliance on the exemption in Section 4(2) of the Securities Act of 1933, have not been registered under the Act and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirement.

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